Exhibit 10.10

ASSIGNMENT OF LEASE

ASSIGNMENT of lease by and between COMMONSENSE PUBLISHING, INC. (the “Tenant”), and VITACOST.COM, INC. (the “Assignee”), and CF COMPANIES, INC. (the “Landlord”).

For good consideration, it is agreed by and between the parties that:

1. The Tenant hereby assigns, transfers and delivers to the Assignee all of the Tenant’s rights in and to a certain tease between the Tenant and the Landlord for certain premises known as:

The Premises, under a lease dated February, 28 2006. (the “Lease”)

2. The Assignee agrees to accept the said Lease, to pay all rents and punctually perform all of the Tenant’s obligations under the said Lease accruing on and after the date of delivery of possession to the Assignee as contained herein. The Assignee further agrees to indemnify and save harmless the Tenant from any breach of the Assignee’s obligations hereunder.

3. The parties acknowledge that the Tenant shall deliver possession of the leased premises to the Assignee on June 16, 2006, and that time is of the essence. All rents and other charges accrued under the Lease prior to said date shall be fully paid by the Tenant, and thereafter by the Assignee.

4. The Landlord hereby consents to the assignment of lease, provided that:

a) Consent to the assignment shall not discharge the Tenant of its obligations under the Lease in the event of the breach of same by the Assignee,

b) In the event of breach by the Assignee, the Landlord shall provide the Tenant with written notice of same and the Tenant shall have full rights to commence all actions to recover possession of the leased premises (in the name of Landlord, if necessary) and retain all rights for the duration of the said Lease provided it shall pay all accrued rents and cure any other default.

c) There shall be no further assignment of lease without the prior written consent of Landlord.

5. This agreement shall be binding upon and enure to the benefit of the parties, their successors, assigns and personal representatives.

Signed this 16th day of June, 2006.

Tenant	/s/ Wayne Gorsek - President

Assignee	Wayne Gorsek - CEO

Landlord	Illegible